As filed with the Securities and Exchange Commission on November 14, 2014

Registration No. 333-192141

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIBERTY STAR URANIUM & METALS CORP.
(Exact Name of Registrant in its Charter)

Nevada	1000	90-0175540
(State or other Jurisdiction of	(Primary Standard Industrial Classification	(IRS Employer Identification No.)
Incorporation)	Code)

5610 E Sutler Lane, Tucson, Arizona 85712
(520) 731-8786
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Nevada Agency and Transfer Company
50 West Liberty Street
Suite 880
Reno, NV 89501
(775) 322-0626
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Bernard Pinsky
Clark Wilson LLP
900 885 West Georgia Street
Vancouver, British Columbia  V6C 3H1  Canada
Tel. No.: (604) 687-5700
Fax No.: (604) 687-6314

Approximate date of commencement of proposed sale to the public: Not applicable

Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

Liberty Star Uranium & Metals Corp., a Nevada corporation (the “Registrant”), files this Post-Effective Amendment (the “Post-Effective Amendment No. 1”) to the Registration Statement on Form S-1 No. 333-192141 (the “Registration Statement”) and declared effective by the Securities and Exchange Commission on January 27, 2014, to deregister all its unsold securities thereunder. The Registration Statement filed with the Securities and Exchange Commission on January 21, 2014, registered the Registrant’s sale of 244,500,000 shares of its common stock, par value $0.00001 per share, issuable pursuant to the KVM Investment Agreement. Of the 244,500,000 shares of common stock registered, 210,285,774 have not been sold.  Accordingly, pursuant to this Post Effective Amendment No. 1, these remaining shares shall be deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tucson, State of Arizona, on November 14, 2014.

LIBERTY STAR URANIUM & METALS CORP.

By:	/s/ James Briscoe
Name: James Briscoe
Title: Chief Executive Officer and Chief
Financial Officer
(Principal Executive and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by a majority of the board of directors and on the dates indicated.

Signature	Date

/s/ James Briscoe	November 14, 2014
James Briscoe

/s/ Gary Musil	November 14, 2014
Gary Musil

/s/ Peter O’Heeron	November 14, 2014
Peter O’Heeron

/s/ Brett Gross	November 14, 2014
Brett Gross